Exhibit 99.2
STAVOLA HOLDING CORPORATION
AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended June 30, 2024

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

Nine Months Ended June 30, 2024

CONTENTS

Pages

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet	1 - 2
Statement of Operations	3
Statement of Changes in Equity	4
Statement of Cash Flows	5

NOTES TO FINANCIAL STATEMENTS	6 - 15

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2024

ASSETS
CURRENT ASSETS
Cash	$27,669,300
Accounts receivable and contract receivables, net of allowance for credit losses of $3,076,978	65,741,976
Contract assets	1,357,117
Inventories	13,733,257
Prepaid expenses and other current assets	4,888,676
Current portion of derivative financial instrument	1,379,928
TOTAL CURRENT ASSETS	114,770,254

Property, plant, and equipment, at cost, less accumulated depreciation, amortization, and depletion	164,693,309
Investment in affiliate	6,442,433
Advances to related parties, net	513,332
Derivative financial instrument, noncurrent portion	2,430,222
Goodwill	4,884,732
Receivables from unconsolidated affiliated companies	4,116,201
Plant permit, net of accumulated amortization of $462,500	1,037,500
Right-of-use lease assets, net of accumulated amortization of $1,404,448	21,721,000
Intangibles, net of accumulated amortization of $2,353,596	1,856,404
Other assets, net	1,545,859
Cash surrender value of officers' life insurance	710,055
TOTAL ASSETS	$324,721,301

See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

June 30, 2024

LIABILITIES
CURRENT LIABILITIES

Current portion of long-term debt obligations	$6,496,820
Accounts payable and accrued expenses	30,704,768
Lease liabilities, current portion	544,415
Contract liabilities	819,681
TOTAL CURRENT LIABILITIES	38,565,684

Long-term debt obligations, less current portion above	31,352,375
Payables to unconsolidated affiliated companies	1,663,054
Lease liabilities, less current portion above	22,321,836
Asset retirement obligations	3,560,557
TOTAL LIABILITIES	97,463,506

EQUITY
STOCKHOLDERS' EQUITY
Common stock, no par value, 1,000 Class A voting shares authorized; 96 shares issued and outstanding	775,840
Common stock, no par value, 200,000 Class B nonvoting shares authorized; 102,962 shares issued and outstanding	102,962
Additional paid-in capital	3,977,555
Retained earnings	225,138,720
TOTAL STOCKHOLDERS' EQUITY	229,995,077
NONCONTROLLING INTERESTS	(2,737,282)
TOTAL EQUITY	227,257,795
TOTAL LIABILITIES AND EQUITY	$324,721,301

See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2024

Product Revenue	$179,658,938
Service Revenue	20,203,439
TOTAL REVENUES	199,862,377

Cost of products sold	115,706,968
Cost of services provided	21,276,754
TOTAL COST OF REVENUES	136,983,722

GROSS PROFIT	62,878,655

General and administrative expenses	19,070,879
Gain on disposal of property, plant, and equipment	28,247
OPERATING INCOME	43,836,023

OTHER INCOME (EXPENSES)
Unrealized losses on derivative financial instrument	(1,148,150)
Other income, net	(298,894)
Rental income	1,330,315
Interest income	613,800
Interest expense	(931,410)
OTHER INCOME (EXPENSES), NET	(434,339)

NET INCOME	43,401,684
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,081,242
NET INCOME ATTRIBUTABLE TO STAVOLA HOLDING CORPORATION	$45,482,926

See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

    Nine Months Ended June 30, 2024

	Common Stock				Additional		Total
	Class A		Class B		Paid-in	Retained	Stockholders'	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity	Interests	Equity
Balances, September 30, 2023	96	$775,840	102,962	$102,962	$3,977,555	$215,135,806	$219,992,163	$(656,040)	$219,336,123
Net income (loss)	—	—	—	—	—	45,482,926	45,482,926	(2,081,242)	43,401,684
Distributions to stockholders	—	—	—	—	—	(35,480,012)	(35,480,012)	—	(35,480,012)
Balances, June 30, 2024	96	$775,840	102,962	$102,962	$3,977,555	$225,138,720	$229,995,077	$(2,737,282)	$227,257,795
See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended June 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$43,401,684
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, amortization and depletion	12,795,460
Amortization of intangible assets and other assets, net	405,000
Accretion expense	85,057
Bad debt recovery	1,556,055
Unrealized losses on fair value of derivative financial instrument	1,148,150
Gain on disposal of property, plant, and equipment	(28,247)
Non-cash lease expense	623,721
Increase in cash surrender value of officers' life insurance	(13,511)
Decrease (increase) in operating assets
Accounts receivable and contract receivables, net	(11,638,313)
Contract assets	(342,690)
Inventories	1,615,713
Prepaid expenses and other current assets	(860,414)
Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	16,062,511
Operating lease liabilities	(376,170)
Contract liabilities	795,992
Total adjustments	21,828,314
NET CASH FLOWS FROM OPERATING ACTIVITIES	65,229,998

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(22,534,042)
Proceeds from sale of property, plant, and equipment	30,958
Decrease in receivables from unconsolidated affiliated companies	448,006
NET CASH FLOWS FROM INVESTING ACTIVITIES	(22,055,078)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt obligations	(5,422,281)
Distributions of stockholders	(35,480,012)
NET CASH FLOWS FROM FINANCING ACTIVITIES	(40,902,293)
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,272,627
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	25,396,673
CASH AND CASH EQUIVALENTS - END OF PERIOD	$27,669,300
See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies

Nature of business - Stavola Holding Corporation and Subsidiaries and Affiliates (collectively referred to as the “Company”) conduct operations principally in three industries: (1) mining, processing, and selling of various types of crushed stone and sand, representing approximately 25% of revenues; (2) construction and maintenance of roadways, representing approximately 10% of revenues; and (3) the production and sale of asphalt, representing approximately 65% of revenues. The Company conducts business primarily in the State of New Jersey. As a condition for entering into certain construction contracts, the Company had outstanding surety bonds as of June 30, 2024.

Principles of consolidation - The condensed consolidated financial statements include the accounts of Stavola Holding Corporation (“SHC”), its wholly-owned subsidiaries, and certain affiliates.

As of June 30, 2024, SHC's wholly-owned subsidiaries are: Stavola Sand and Gravel, Inc. (“SS&G”); Stavola Construction Materials, Inc. and its wholly-owned subsidiaries Stavola Beaver Run Quarry, LLC (“SBR”), Chimney Rock Crossing West, LLC (“CRCW”), and Stavola Quarries, LLC (collectively referred to as “SCMI”); Stavola Contracting Company, Inc. (“SCC”); Stavola Flemington Land, LLC (“SFL”); Nivek Properties, LLC (“Nivek”); and Stavola Asphalt Company, Inc. (“SAC”) and its wholly-owned subsidiaries Stavola Flemington Asphalt, LLC (“SFA”), Stavola Industries, LLC, and Stavola Old Bridge Materials, LLC (collectively referred to as “SAC”).

SHC's affiliates that are included in these condensed consolidated financial statements are: Rosano Howell Asphalt Company, LLC (“RHA”), Stavola Mining and Development, LLC (“SMD”) and its wholly-owned subsidiary Rosano Howell Land, LLC (“RHL”), and Stavola Holdings Pennsylvania, LLC and its wholly-owned subsidiaries Stavola Summit Land, LLC (“SSUL”), Summit Anthracite, Inc. d/b/a Stavola Summit Materials (“SSM”), and Stavola Silverbrook Land, LLC (“SSIL”) (collectively referred to as “SHP”).

All material intercompany accounts and transactions are eliminated. The following unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The condensed consolidated financial statements should be read in conjunction with the annual audited financial statements. Comprehensive loss includes net loss as well as other changes in stockholders’ deficit that result from transactions and economic events other than those with stockholders. For the nine months ended June 30, 2024, there was no difference between net income and comprehensive income.

The condensed consolidated interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of June 30, 2024, and the results of operations for the nine-month interim period ended June 30, 2024. The results of operations for the interim periods are not necessarily indicative of results to be expected for the year ending September 30, 2024, any other interim periods, or any future year or period.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies (continued)

Use of significant estimates - Management uses significant estimates and assumptions in preparing these condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Management’s estimates and assumptions include, but are not limited to, estimates of the collectability of accounts receivable, of estimated useful lives of property, plant, and equipment, of estimated useful lives of intangible assets, of estimated costs and gross profit on uncompleted construction contracts and fair value of intangible assets and reporting units for purposes of impairment testing. Management’s estimates and assumptions are derived from, and are continually evaluated based upon, available information, judgment, and experience. Because of inherent uncertainties in estimating costs on construction contracts, it is at least reasonably possible that the estimates used will change within the near term.

Accounts receivable and contract receivables - Accounts receivable and contract receivables are carried at cost, net of allowance for credit losses. The Company extends credit to its customers, performs ongoing credit reviews, generally requires no collateral, and retains lien rights, if needed and available, against the property. The Company does not accrue finance or interest charges. The Company estimates expected credit losses based on the Company’s historical loss information, current and future economic and market conditions, and ongoing review of customers’ account balances. An account is written off when it is determined that all collection efforts have been exhausted and collection of the receivable is no longer being actively pursued. This determination is based on the delinquency of the account, the financial condition of the customer, and the Company’s collection experience. The Company recognized current expected credit losses in the amount of $1,556,055 during the nine months ended June 30, 2024.

Inventories - Inventories consist of various types of crushed stone, sand, and oil and are valued at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (FIFO) method. Maintenance, operating, and other supplies are expensed as incurred.

As of June 30, 2024, inventories consisted of the following:

Raw materials	$1,260,822
Finished goods	12,472,435

Total inventories	$13,733,257

Investment in affiliate - SCMI holds an interest in an affiliated general partnership. The Company accounts for this investment under the equity method (see Note 5).

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies (continued)

Fair value measurements - The FASB ASC Topic 820 provides guidance for using fair value to measure financial assets and liabilities. This guidance defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. The guidance defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. The hierarchy established prioritizes fair value measurements based on the types of inputs used in the valuation technique. The inputs are categorized into the following levels:

Level 1 - Observable inputs such as quoted prices in active markets for identical assets or liabilities;
Level 2 - Directly or indirectly observable inputs for quoted and other than quoted prices for identical or similar assets and liabilities in active or nonactive markets; and
Level 3 -     Unobservable inputs not corroborated by market data, therefore requiring the entity to use the best information available in the circumstances, including the entity’s own data.

Certain financial instruments are carried at cost on the condensed consolidated balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments are classified as current assets and liabilities on the balance sheet. The Company also believes that the fair value of its long-term debt approximates its carrying cost as interest rates on these obligations approximate the current market rates.

The Company determined that the recorded amount of cash surrender value - life insurance approximates fair value. This determination was based on the contractual policy exit prices with the respective insurance companies and would be considered a Level 3 input. Because the Company relies on its third-party insurance provider to develop the inputs without adjustment for the valuations of its Level 3 investments, quantitative information about significant unobservable inputs used in valuing these investments is not reasonably available to the Company.

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2024, which indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value.

		Quoted Prices in	Significant Other
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Cash surrender value of life insurance	$710,055	$—	$—	$710,055
Derivative financial instrument	$3,810,150	$—	$3,810,150	$—

A reconciliation of financial instruments using Level 3 inputs as of June 30, 2024, is as follows:

Balance, beginning of period	$696,544
Total unrealized gains	13,511
Balance, end of period	$710,055

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies (continued)

Fair value measurements (continued) - The Company obtains the estimated fair value of the derivative financial instrument held at the reporting dates from the corresponding third-party financial institution, which utilizes an income approach in the form of a discounted cash flow model to estimate the fair value of the derivative financial instrument as of each reporting date. The cash flows for the Company are based upon the Secured Overnight Financing Rate ("SOFR") plus a factor as specified in the respective agreement, for which the third party utilizes an adjusted forward curve as determined by its internally developed proprietary models. In order to ensure that this third-party's model is appropriately estimating the fair value of the derivative financial instrument, the Company compares the estimated value as determined by the third-party financial institution to that value as determined by the market-based forward curve for SOFR based on the closing prices for the SOFR futures contracts in existence as of the reporting date. These future contracts are an effective proxy for the estimated forward SOFR as of each reporting date.

The Company neither deposited nor holds any collateral related to its derivative financial instrument. Any difference between the third party's value and the value as determined by the market-based forward curve that is determined to be material is then reconciled to obtain the estimated fair value of the derivative financial instrument as of each reporting date. As of June 30, 2024, the estimated fair value of the Company’s derivative financial instrument was $3,810,150.

The Company records the fair value of its derivative financial instrument on the condensed consolidated balance sheet as either an asset or a liability. The change in fair value of this derivative financial instrument is recognized in earnings. The Company uses this derivative financial instrument principally to manage the risk associated with the changes in interest rates that will affect the cash flows of its debt transactions.

Variable interest entities - In accordance with FASB ASC Topic 810, Consolidation, the Company consolidates entities that are variable interest entities (“VIEs”) where it holds a controlling financial interest and is thereby deemed to be the primary beneficiary. In determining whether the Company is the primary beneficiary, analyses are performed to evaluate the economic interests held by the Company and its subsidiaries and affiliates. A controlling financial interest is defined as (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

As of June 30, 2024, SHC and certain subsidiaries have determined that they are the primary beneficiary/beneficiaries of SHP and its subsidiaries, RHA, and SMD and its subsidiary. These entities have been included in these condensed consolidated financial statements as these entities are dependent on SHC and these subsidiaries for cash flow and working capital or are listed as co-borrowers on the Company's credit facility.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies (continued)

Variable interest entities (continued) - Summarized financial information as of and for the nine months ended June 30, 2024, related to these entities are as follows:

As of June 30, 2024
	Stavola Mining and	Rosano Howell	Stavola Holdings
	Development, LLC	Asphalt	Pennsylvania, LLC
Balance sheet	and Subsidiary	Company, LLC	and Subsidiaries
Assets
Cash	$—	$—	$—
Accounts receivable	1,140,940	1,838,031	2,972,544
Inventories	—	—	2,972,628
Prepaid expenses and other current assets	76,869	714,856	1,345,476
Property, plant, and equipment, net	2,909,904	445,287	31,784,902
Goodwill	—	—	1,097,250
Intangible assets, net	—	—	1,509,863
Plant permits, net	—	—	1,037,500
Total assets	$4,127,713	$2,998,174	$42,720,163
Liabilities and members' equity (deficit)
Accounts payable and accrued expenses	$25,701,632	$6,700,513	$20,181,187
Members' equity (deficit)	(21,573,919)	(3,702,339)	22,538,976
Total liabilities and members' equity (deficit)	$4,127,713	$2,998,174	$42,720,163

For the Nine-Months Ended June 30, 2024
	Stavola Mining and	Rosano Howell	Stavola Holdings
	Development, LLC	Asphalt	Pennsylvania, LLC
	and Subsidiary	Company, LLC	and Subsidiaries
Summarized statement of operations
Revenues	$—	$—	$6,266,945
Cost of sales	—	—	(7,268,968)
General and administrative expenses	(901)	(6,014)	(612,391)
Other income (expense), net	(132,303)	(353,197)	25,587
Net loss	$(133,204)	$(359,211)	$(1,588,827)

Included in the numbers above are receivables and payables from consolidated affiliated companies. Stavola Mining and Development Company, LLC, Rosano Howell Asphalt Company, LLC, and Stavola Holdings Pennsylvania, LLC and Subsidiaries had receivables from consolidated affiliated companies of $1,140,940, $1,838,031, and $2,105,241 as of June 30, 2024, respectively, that eliminate in consolidation.

Stavola Mining and Development Company, LLC, Rosano Howell Asphalt Company, LLC, and Stavola Holdings Pennsylvania, LLC and Subsidiaries had payables to consolidated affiliated companies of $25,288,012, $6,404,795, and $19,004,483 as of June 30, 2024, respectively, that eliminate in consolidation.

The Company has investments in entities which are considered VIEs. However, the Company does not participate in the management of these entities, including the day-to-day operating decisions or other decisions which would allow the Company to control the entity, and therefore, the Company is not considered the primary beneficiary of these VIEs.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(1)    Summary of significant accounting policies (continued)

Variable interest entities (continued) -     The carrying amounts of the Company’s investments in these VIEs for which the Company is not the primary beneficiary was $6,442,433 as of June 30, 2024, and are included in investments in affiliates in the condensed consolidated balance sheet. See Note 5 for more information related to the Company’s equity investment. The Company’s maximum exposure is equal to the carrying value of the Company’s investments:

(2)    Cash flow disclosures and concentration of credit risk

Cash - Historically, the Company considered temporary investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of June 30, 2024. The Company maintains cash balances with several banks, which, at times, are in excess of the federally insured limit. The Company has not experienced any losses in such accounts.

The following is a summary of supplemental cash flow information:

    Cash paid for interest during the nine months ended June 30, 2024, was $2,123,614.

The following is a summary of non-cash investing and financing activities:

    During the nine months ended June 30, 2024:
•The Company acquired property, plant, and equipment costing $743,500 by incurring long-term obligations in the same amount.
•The Company disposed of property, plant, and equipment with a cost of $2,010,480 and accumulated depreciation of $2,007,769, resulting in a gain on disposal of $28,247.

(3)     Revenue, contract assets, and contract liabilities

In the following table, revenue from contracts with customers for the nine months ended June 30, 2024, is disaggregated by major products and services:

Asphalt	$122,365,441
Aggregates	51,031,048
Contracting	20,203,439
Recycling	6,262,449
Total revenues	$199,862,377
As of June 30, 2024, contract assets and contract liabilities consist of the following:

Contract assets:
Costs and estimated earnings in excess of billings on uncompleted contracts	$413,209
Retainage receivable	943,908
$1,357,117

Contract liabilities:
Billings in excess of costs and estimated earnings on uncompleted contracts	$784,873
Retainage payable	34,808
$819,681

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(3)     Revenue, contract assets, and contract liabilities (continued)

Costs and estimated earnings in excess of billings on uncompleted contracts and billings in excess of costs and estimated earnings on uncompleted contracts, as included in contract assets and liabilities, are calculated as follows:

Costs incurred on uncompleted contracts	$22,146,391
Estimated earnings on uncompleted contracts	910,216
23,056,607
Less billings on uncompleted contracts	(23,428,271)
$(371,664)
Included in contract assets and contract liabilities as follows:

Costs and estimated earnings in excess of billings on uncompleted contracts	$413,209
Billings in excess of estimated costs and estimated earnings on uncompleted contracts	(784,873)
$(371,664)

The Company recognized $23,689 of revenue during the nine months ended June 30, 2024, related to amounts that were included in contract liabilities as of September 30, 2023.

As of June 30, 2024, no individual customers had outstanding accounts receivable or contract asset balance greater than 10% of the Company’s accounts receivable or contract assets. There were no customers with revenues in excess of 10% of the Company’s revenues for nine months ended June 30, 2024.

(4)    Property, plant, and equipment

As of June 30, 2024, property, plant, and equipment consist of the following:

Land and land improvements	$39,588,585
Mineral rights of properties	17,063,061
Buildings and building improvements	12,638,714
Plants	102,410,684
Machinery and equipment	88,612,183
Automobile and trucks	12,044,537
Capitalized quarry reclamation costs	2,107,632
Furniture, fixtures, and office equipment	869,507
Construction-in-progress	13,576,584
288,911,487
Less accumulated depreciation, amortization, and depletion	(124,218,178)
$164,693,309

Depreciation, amortization, and depletion expenses for the nine months ended June 30, 2024, totaled $12,795,460.

Construction-in-progress consists primarily of costs incurred for improvements on land, buildings, plants, and equipment owned by SAC, SCMI, and SSM that have not yet been completed and placed in-service. A portion of these improvements may be performed by SCC.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(5)    Investment in affiliate

SCMI has a partnership interest in Stavola Realty Company (“SRC”), an unconsolidated affiliate. Under the partnership agreement, SCMI does not participate in, or have any rights to, the operating profits or losses of the partnership. Accordingly, the investment in affiliate on SHC’s condensed consolidated balance sheet does not equal 49% of the $23,618,790 of SRC’s partners’ capital as of June 30, 2024. Instead, SCMI’s partnership interest is frozen, except that it will receive 49% of the proceeds of future sales of, or refinancing proceeds from, partnership assets (principally land and buildings). Selected financial information related to SRC as of June 30, 2024, and for the nine months ended, is as follows:

Balance sheet	(Unaudited)
Assets
Current assets		$4,021,223
Other assets		24,182,930
Total assets		$28,204,153

Liabilities and partners' capital
Long-term liabilities		$4,585,363
Partners' capital		23,618,790
Total liabilities and partners' capital		$28,204,153

Summarized statement of income	(Unaudited)
Revenues		$2,607,500
Net income		$2,600,163

(6)    Advances to related parties

Advances to related parties represent unsecured advances to entities related through common ownership and are non-interest-bearing with no formal repayment terms. Advances outstanding as of June 30, 2024, totaled $513,332.

(7)    Related-party activity

SHC operates as the main financing source within the consolidated group of entities along with other unconsolidated affiliated companies. All receivables and payables, along with any interest income or interest expense within the consolidated group, are eliminated upon consolidation. The remaining balances represent amounts due from/(to) unconsolidated affiliated companies. SHC has agreed to accept repayment beyond June 30, 2025.

As of June 30, 2024, balances due from/(to) unconsolidated affiliates are as follows:

Stavola Management Company	$3,510,419
Stavola Realty Company	523,360
Other Affiliates	82,422
PRC Contracting	(804,563)
Progress Park Associates, Inc.	(858,491)
$2,453,147

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(7)    Related-party activity (continued)

Shown on the accompanying condensed consolidated balance sheet as follows:

Receivables from unconsolidated affiliates	$4,116,201

Payables from unconsolidated affiliates	$1,663,054

Certain management services for the Company are performed by Stavola Management Company, Inc. Charges for these services were $13,796,428 for the nine months ended June 30, 2024.

The Company leases real estate through March 2030 for an asphalt plant in Tinton Falls, New Jersey, from SRC, a related party. Rent is payable monthly, with annual increases through 2030. Rent expense for the nine months ended June 30, 2024, was approximately $214,000.

(8)    Multiemployer pension plans

The Company participates in various construction industry multiemployer pension plans in accordance with collective bargaining agreements. These plans cover all of the Company’s employees who are members of those bargaining units. The risks of participating in these multi- employer plans are different from single-employer plans. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. If the Company chooses to stop participating in some of the multi- employer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

During the nine months ended June 30, 2024, the Company contributed $590,662 to multi-employer plans. The Company is currently operating under the terms of an expired collective bargaining agreement while a new agreement is being renegotiated. The Company does not expect there to be any work stoppages during these negotiations. The Company does not have any intentions of withdrawing from any of the multiemployer pension plans.

(9)    Leases

Nivek has an operating lease agreement with an unrelated party to lease its land. The lease calls for monthly receipts of approximately $23,000, subject to escalation every five years, through August 2026. In addition, CRCW has an agreement with an unrelated third party to lease land in Bridgewater Township, New Jersey. The lease calls for monthly receipts of $75,000, subject to certain escalations every five years, through April 2068.

During the nine months ended June 30, 2024, the Company entered into two new material leases. The two new leases call for monthly receipts of approximately $54,000 and $24,000, respectively, and have initial terms through January 2029 and December 2026.

Rental income recognized during the nine months ended June 30, 2024, was $1,330,315.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS
(10)    Commitments and contingencies

The Company may be involved in various legal actions from time to time arising in the normal course of business. In the opinion of management, there are no outstanding matters that would have a material adverse effect on the financial position or results of operations of the Company.

The Company is subject to a number of federal, state, and local environmental laws and regulations. Management is not aware of any current or pending commitment or contingency.

As of June 30, 2024, the Company had an agreement with an unrelated party to provide crushing services on land owned by the Company using equipment owned and operated by this unrelated party. The terms of this agreement called for a base fee of $198,000 per month plus an additional amount per ton of material produced, which is either $4.90 or $5.65 per ton. The Company was also required to pay a mobilization fee of $615,000, which is recognized as an expense ratably over the contract term. Total expenses related to this agreement totaled approximately $2,000,000 for the nine months ended June 30, 2024. The total remaining purchase commitments under this agreement are approximately 1,200,000 tons.

(11)    Subsequent events

The Company has evaluated subsequent events through September 25, 2024, which is the date the condensed consolidated financial statements were available to be issued.

On August 1, 2024, the Company entered into the Membership Interest and Asset Purchase Agreement with Arcosa, Inc., whereby the Company agreed to be purchased for approximately $1,200,000,000.

On August 13, 2024, the Company settled the existing interest rate swap with its financial institution prior to the termination date of March 2031. Due to the early settlement, the Company received $2,727,000 from this financial institution as consideration for the remaining fair value of the derivative instrument on the date of early termination.